Exhibit 99.1

Press Release – For Immediate Release

January 22, 2009

Penns Woods Bancorp, Inc. Reports Fourth Quarter 2008 Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported that net income from core operations (“operating earnings”), which excludes net securities gains and losses, increased 3.7% and 4.8% to $2,470,000 and $9,343,000 for the three and twelve months ended December 31, 2008 compared to $2,383,000 and $8,913,000 for the same periods of 2007.  Operating earnings per share for the three months ended December 31, 2008 increased 4.9% to $0.64 basic and dilutive compared to $0.61 basic and dilutive for the three months ended December 31, 2007.  Operating earnings for the twelve months ended December 31, 2008 resulted in operating earnings per share of $2.42 basic and dilutive compared to $2.29 basic and dilutive for the same period of 2007.  Operating earnings for the three and twelve months ended December 31, 2008 have been positively impacted by continued emphasis on credit quality, loan and deposit growth, solid non-interest operating income, and an increasing net interest margin.

Net income, as reported under U.S. generally accepted accounting principles, for the three and twelve months ended December 31, 2008 was $2,263,000 and $8,003,000 compared to $1,939,000 and $8,877,000 for the same periods of 2007.  Comparable results were impacted by a decrease in after-tax securities losses of $237,000 (from a loss of $444,000 to a loss of $207,000) and an increase in after-tax securities losses of $1,304,000 (from a loss of $36,000 to a loss of $1,340,000) from 2007 to 2008 for the three and twelve month periods being compared.  Included within the change in after-tax securities losses are pre-tax other than temporary impairment charges relating to certain equity securities held in the investment portfolio for the three and twelve months ended December 31, 2008 of $372,000 and $2,797,000 compared to $834,000 for the three and twelve months ended December 31, 2007.  Basic and dilutive earnings per share for the three and twelve months ended December 31, 2008 were $0.59 and $2.07 compared to $0.50 and $2.28 for the corresponding periods of 2007.  Return on average assets and return on average equity were 1.43% and 15.20% for the three months ended December 31, 2008 compared to 1.25% and 10.68% for the corresponding period of 2007.   Earnings for the twelve months ended December 31, 2008 correlate to a return on average assets and return on average equity of 1.27% and 12.02% compared to 1.49% and 12.14% for the twelve month 2007 period.

The net interest margin for the three and twelve months ended December 31, 2008 was 4.42% and 4.14% as compared to 3.93% and 3.95% for the corresponding periods of 2007.  A decrease in the rate paid on interest bearing liabilities of 107 basis points (bp) and 62 bp for the three and twelve months ended December 31, 2008 compared to the same periods of 2007 positively impacted the net interest margin.  The decreasing cost of funds is primarily the result of the rate paid on time deposits decreasing 129 bp and 81 bp for the three and twelve month periods, respectively, while the cost of short-term borrowings decreased 304 bp and 214 bp over the same time periods.  The decreases are the result of Federal Open Market Committee (FOMC) actions to reduce interest rates coupled with our strategic decision to shorten the duration of the time deposit portfolio over the past year.  The shortening of the time deposit portfolio has resulted in an increased repricing frequency which has allowed for the majority of the portfolio to be repriced downward over the past twelve months.

“The driving force behind the growth in year over year core operating earnings can be attributed to the $2,078,000 or 9.5% increase in taxable equivalent net interest income.  Contributing to the increase was the FOMC rate actions over the past year and several strategic initiatives.  During 2007 and through 2008, we strategically shortened the liability side of the balance sheet by focusing on shortening the duration of the time deposit portfolio and by not extending debt maturities.  In addition, we renewed our focus on core deposit gathering which resulted in double digit percentage growth in hometown core deposits,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.  “While the liability side of the balance sheet was being adjusted, we remained steadfast in the management of the earning asset portfolio.  Focus remained on loan opportunities that met our credit quality standards, while providing an adequate risk/return trade-off.  This commitment to quality resulted in our credit quality continuing to be stable with a nonperforming loans to total loans ratio of 0.46%, and net loan charge-offs to average loans of only 0.04% for the twelve month period ended December 31, 2008.  In addition, the allowance for loan losses to loans remains sound at 1.14% of total loans,” added Mr. Walko.

Total assets increased $24,665,000 to $652,803,000 at December 31, 2008 compared to December 31, 2007.  Net loans increased $20,774,000 despite a softening economy that has in general provided fewer loan opportunities.  However, due to our credit quality position and overall balance sheet strength, we have been able to aggressively attract those loans that meet and/or exceed our credit standards.  The investment portfolio decreased $6,346,000 from December 31, 2007 to December 31, 2008 due to a decrease in the market value of the portfolio.  The majority of the price depreciation has occurred within the tax-exempt bond segment of the portfolio as the market for these bonds has dramatically softened.  In addition, during the twelve months ended December 31, 2008, the equity segment of the portfolio experienced write downs of $2,797,000 ($372,000 during the three months ended December 31, 2008) due to the turbulence in the equity markets, particularly the financial sector, which has caused several of our investments in regional and national financial institutions to be classified as other than temporarily impaired.  Continued turmoil in the equity market may lead to additional write downs as we move forward through 2009 due to the severity of the market decline.  Despite our ability to hold those investment positions that have depreciated in value, each position has been and will continue to be evaluated for other than temporary impairment, and/or a possible exit due primarily to the ability to carry back tax losses.

Deposits have increased 8.3% or $32,346,000 to $421,368,000 at December 31, 2008 compared to December 31, 2007 with core deposits increasing 10.3% or $21,032,000.  “The history and stature of the company within the communities that we serve has allowed for significant deposit growth over the past year.  Over the years the employees of the company have become trusted advisors within their communities.  This trust coupled with the continued financial success of the company has provided the safety and soundness that is being sought due to today’s economic weakness.  This was witnessed during the early stages of 2008 as dollars from natural gas exploration flowed into our market area and we were called upon by members of the community to assist in the handling of these new dollars.  In addition, as economic uncertainty continued deep into 2008 individuals sought the safety and soundness of their hometown bank.  We will continue to emphasize the safety, soundness, and strong customer service that define our company as we work toward another year of strong deposit growth,” commented Mr. Walko.

Shareholders’ equity decreased $9,532,000 to $61,027,000 at December 31, 2008 as accumulated comprehensive loss increased $6,327,000, and $1,371,000 in common stock was strategically repurchased as part of the previously announced stock buyback plan, while net income outpaced dividends paid.  The decrease in accumulated other comprehensive income is a result of a decline in the market value of certain securities held in the investment portfolio at December 31, 2008 compared to December 31, 2007 resulting in a net unrealized loss of $8,486,000 at December 31, 2008 compared to a net unrealized loss of $2,159,000 at December 31, 2007.  In addition, the net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan increased $2,405,000 due to a decline in the market value of the plan assets caused by the significant downturn in the stock and bond markets over the past year.  The current level of shareholders’ equity equates to a book value per share of $15.93 at December 31, 2008 compared to $18.21 at December 31, 2007 and an equity to asset ratio of 9.35% at December 31, 2008.  Book value per share, excluding accumulated other comprehensive loss, was $19.13 at December 31, 2008 compared to $19.12 at December 31, 2007.  During the three and twelve months ended December 31, 2008 cash dividends of $0.46 and $1.84 per share were paid to shareholders compared to $0.46 and $1.79 for the comparable periods of 2007.

“Today’s media headlines regarding the financial sector tend to center around the term TARP and capital adequacy.  Because our continued strong core operating earnings coupled with our well capitalized status provide a solid foundation for the company to stand and grow without the utilization of government funds, we did not apply for TARP funding.  We rather intend to continue to follow our template of sound balance sheet growth, income diversification, expense control, and prudent capital management to build shareholder value.  These keys are being met as illustrated by the growth in core deposits over the past year of $21,032,000, diversification in non-interest income from sources such as debit and credit card interchange fees, and the continuation of being deemed well capitalized according to regulatory guidelines.  In addition, the strength of our core operating earnings coupled with the purchase of 47,726 treasury shares and a dividend of $1.84 per share during 2008 has maintained capital at a level that provides for future asset growth, while providing a current dividend yield in excess of 7%,” commented Mr. Walko.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
115 South Main Street
Jersey Shore, PA 17740
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	December 31,
(In Thousands, Except Share Data)	2008	2007	% Change

ASSETS
Noninterest-bearing balances	$16,563	$15,417	7.4%
Interest-bearing deposits in other financial institutions	18	16	12.5%
Total cash and cash equivalents	16,581	15,433	7.4%

Investment securities, available for sale, at fair value	208,251	214,455	-2.9%
Investment securities held to maturity (fair value of $136 and $279)	135	277	-51.3%
Loans held for sale	3,622	4,214	-14.0%
Loans	381,478	360,478	5.8%
Less: Allowance for loan losses	4,356	4,130	5.5%
Loans, net	377,122	356,348	5.8%
Premises and equipment, net	7,865	6,774	16.1%
Accrued interest receivable	3,614	3,343	8.1%
Bank-owned life insurance	14,546	12,375	17.5%
Investment in limited partnerships	4,727	5,439	-13.1%
Goodwill	3,032	3,032	0.0%
Other assets	13,308	6,448	106.4%
TOTAL ASSETS	$652,803	$628,138	3.9%

LIABILITIES
Interest-bearing deposits	$345,333	$314,351	9.9%
Noninterest-bearing deposits	76,035	74,671	1.8%
Total deposits	421,368	389,022	8.3%

Short-term borrowings	73,946	55,315	33.7%
Long-term borrowings, Federal Home Loan Bank (FHLB)	86,778	106,378	-18.4%
Accrued interest payable	1,317	1,744	-24.5%
Other liabilities	8,367	5,120	63.4%
TOTAL LIABILITIES	591,776	557,579	6.1%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,010,528 and 4,006,934 shares issued	33,421	33,391	0.1%
Additional paid-in capital	17,959	17,888	0.4%
Retained earnings	28,177	27,707	1.7%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(8,486)	(2,159)	293.1%
Defined benefit plan	(3,780)	(1,375)	174.9%
Less: Treasury stock at cost, 179,028 and 131,302 shares	(6,264)	(4,893)	28.0%
TOTAL SHAREHOLDERS’ EQUITY	61,027	70,559	-13.5%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$652,803	$628,138	3.9%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In Thousands, Except Per Share Data)	2008	2007	% Change	2008	2007	% Change

INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,292	$6,539	-3.8%	$25,228	$26,099	-3.3%
Investment Securities:
Taxable	1,384	1,387	-0.2%	5,241	4,098	27.9%
Tax-exempt	1,230	1,086	13.3%	4,871	4,357	11.8%
Dividend and other interest income	110	488	-77.5%	768	1,395	-44.9%
TOTAL INTEREST AND DIVIDEND INCOME	9,016	9,500	-5.1%	36,108	35,949	0.4%

INTEREST EXPENSE:
Deposits	2,168	2,736	-20.8%	9,670	10,951	-11.7%
Short-term borrowings	185	539	-65.7%	1,181	1,639	-27.9%
Long-term borrowings, FHLB	937	1,122	-16.5%	3,981	3,857	3.2%
TOTAL INTEREST EXPENSE	3,290	4,397	-25.2%	14,832	16,447	-9.8%

NET INTEREST INCOME	5,726	5,103	12.2%	21,276	19,502	9.1%

PROVISION FOR LOAN LOSSES	145	90	61.1%	375	150	150.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,581	5,013	11.3%	20,901	19,352	8.0%

NON-INTEREST INCOME:
Deposit service charges	585	592	-1.2%	2,289	2,246	1.9%
Securities (losses) gains, net	(314)	(673)	-53.3%	(2,031)	(54)	3661.1%
Bank-owned life insurance	105	100	5.0%	472	410	15.1%
Gain on sale of loans	204	267	-23.6%	882	921	-4.2%
Insurance commissions	446	609	-26.8%	1,928	2,222	-13.2%
Other	423	417	1.4%	1,916	1,733	10.6%
TOTAL NON-INTEREST INCOME	1,449	1,312	10.4%	5,456	7,478	-27.0%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,359	2,166	8.9%	9,634	9,078	6.1%
Occupancy, net	321	319	0.6%	1,288	1,306	-1.4%
Furniture and equipment	306	276	10.9%	1,182	1,126	5.0%
Pennsylvania shares tax	106	161	-34.2%	421	643	-34.5%
Amortization of investments in limited partnerships	178	258	-31.0%	712	761	-6.4%
Other	1,272	1,238	2.7%	4,712	4,402	7.0%
TOTAL NON-INTEREST EXPENSE	4,542	4,418	2.8%	17,949	17,316	3.7%

INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	2,488	1,907	30.5%	8,408	9,514	-11.6%
INCOME TAX (BENEFIT) PROVISION	225	(32)	-803.1%	405	637	-36.4%
NET INCOME	$2,263	$1,939	16.7%	$8,003	$8,877	-9.8%

EARNINGS PER SHARE - BASIC	$0.59	$0.50	18.0%	$2.07	$2.28	-9.2%
EARNINGS PER SHARE - DILUTED	$0.59	$0.50	18.0%	$2.07	$2.28	-9.2%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,843,063	3,878,127	-0.9%	3,859,724	3,886,277	-0.7%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,843,063	3,878,287	-0.9%	3,859,833	3,886,514	-0.7%
DIVIDENDS PER SHARE	$0.46	$0.46	0.0%	$1.84	$1.79	2.8%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	December 31, 2008			December 31, 2007
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$10,963	$194	7.04%	$7,663	$120	6.21%
All other loans	369,355	6,164	6.64%	354,473	6,460	7.23%
Total loans	380,318	6,358	6.65%	362,136	6,580	7.21%

Taxable securities	103,179	1,494	5.79%	115,883	1,874	6.47%
Tax-exempt securities	97,548	1,864	7.64%	100,416	1,645	6.55%
Total securities	200,727	3,358	6.69%	216,299	3,519	6.51%

Interest bearing deposits	55	—	0.00%	91	1	4.36%

Total interest-earning assets	581,100	9,716	6.66%	578,526	10,100	6.95%

Other assets	54,127			43,219

TOTAL ASSETS	$635,227			$621,745

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$58,736	100	0.68%	$55,693	100	0.71%
Super Now deposits	54,764	145	1.05%	47,446	156	1.30%
Money Market deposits	38,515	218	2.25%	22,610	125	2.19%
Time deposits	196,469	1,705	3.45%	196,925	2,355	4.74%
Total Deposits	348,484	2,168	2.47%	322,674	2,736	3.36%

Short-term borrowings	58,440	185	1.25%	49,792	539	4.29%
Long-term borrowings	86,778	937	4.23%	97,356	1,122	4.57%
Total borrowings	145,218	1,122	3.03%	147,148	1,661	4.48%

Total interest-bearing liabilities	493,702	3,290	2.64%	469,822	4,397	3.71%

Demand deposits	74,848			72,179
Other liabilities	7,121			7,085
Shareholders’ equity	59,556			72,659

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$635,227			$621,745
Interest rate spread			4.03%			3.24%
Net interest income/margin		$6,426	4.42%		$5,703	3.93%

	For the Three Months Ended December 31,
	2008	2007
Total interest income	$9,016	$9,500
Total interest expense	3,290	4,397
Net interest income	5,726	5,103
Tax equivalent adjustment	700	600
Net interest income (fully taxable equivalent)	$6,426	$5,703

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Twelve Months Ended
	December 31, 2008			December 31, 2007
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$9,230	$603	6.53%	$7,857	$485	6.17%
All other loans	361,945	24,830	6.86%	353,528	25,779	7.29%
Total loans	371,175	25,433	6.85%	361,385	26,264	7.27%

Taxable securities	104,245	6,008	5.76%	93,480	5,474	5.86%
Tax-exempt securities	106,030	7,380	6.96%	99,728	6,602	6.62%
Total securities	210,275	13,388	6.37%	193,208	12,076	6.25%

Interest bearing deposits	10	1	10.00%	345	19	5.51%

Total interest-earning assets	581,460	38,822	6.68%	554,938	38,359	6.91%

Other assets	50,779			42,602

TOTAL ASSETS	$632,239			$597,540

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$60,324	443	0.73%	$58,710	428	0.73%
Super Now deposits	52,117	658	1.26%	46,596	611	1.31%
Money Market deposits	30,921	699	2.26%	23,920	540	2.26%
Time deposits	200,572	7,870	3.92%	198,029	9,372	4.73%
Total Deposits	343,934	9,670	2.81%	327,255	10,951	3.35%

Short-term borrowings	50,545	1,181	2.31%	36,816	1,639	4.45%
Long-term borrowings	89,256	3,981	4.39%	83,490	3,857	4.62%
Total borrowings	139,801	5,162	3.64%	120,306	5,496	4.57%

Total interest-bearing liabilities	483,735	14,832	3.05%	447,561	16,447	3.67%

Demand deposits	73,618			69,953
Other liabilities	8,282			6,924
Shareholders’ equity	66,604			73,102

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$632,239			$597,540
Interest rate spread			3.63%			3.24%
Net interest income/margin		$23,990	4.14%		$21,912	3.95%

	For the Twelve Months Ended December 31,
	2008	2007
Total interest income	$36,108	$35,949
Total interest expense	14,832	16,447

Net interest income	21,276	19,502
Tax equivalent adjustment	2,714	2,410

Net interest income (fully taxable equivalent)	$23,990	$21,912

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Operating Data

Net income	$2,263	$1,552	$2,057	$2,131	$1,939
Net interest income	5,726	5,513	5,156	4,881	5,103
Provision for loan losses	145	110	60	60	90
Net security gains (losses)	(314)	(1,504)	(251)	38	(673)
Non-interest income, ex. net security gains (losses)	1,763	1,976	1,872	1,876	1,985
Non-interest expense	4,542	4,451	4,511	4,445	4,418

Performance Statistics

Net interest margin	4.42%	4.23%	4.01%	3.87%	3.93%
Annualized return on average assets	1.43%	0.98%	1.30%	1.36%	1.25%
Annualized return on average equity	15.20%	9.43%	11.73%	12.01%	10.68%
Annualized net loan charge-offs to avg loans	0.06%	0.05%	0.01%	0.04%	0.06%
Net charge-offs	57	49	7	36	52
Efficiency ratio	60.7	59.4	64.2	65.8	62.3

Per Share Data

Basic earnings per share	$0.59	$0.40	$0.53	$0.55	$0.50
Diluted earnings per share	0.59	0.40	0.53	0.55	0.50
Dividend declared per share	0.46	0.46	0.46	0.46	0.46
Book value	15.93	15.47	16.72	17.86	18.21
Common stock price:
High	30.40	35.00	33.15	33.47	32.50
Low	23.00	29.00	30.01	29.66	30.33
Close	23.03	29.00	31.25	33.15	32.50
Weighted average common shares:
Basic	3,843	3,855	3,866	3,875	3,878
Fully Diluted	3,843	3,855	3,866	3,875	3,878
End-of-period common shares:
Issued	4,011	4,010	4,009	4,008	4,007
Treasury	179	159	150	136	131

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Financial Condition Data:
General
Total assets	$652,803	$632,244	$634,504	$631,016	$628,138
Loans, net	377,122	367,279	361,748	353,455	356,348
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	421,368	430,571	437,921	396,125	389,022
Noninterest-bearing	76,035	73,586	79,908	71,662	74,671

Savings	58,668	62,591	62,847	59,985	56,757
NOW	53,821	56,391	52,948	50,193	50,883
Money Market	35,848	39,627	28,860	25,110	21,029
Time Deposits	196,996	198,376	213,358	189,175	185,682
Total interest-bearing deposits	345,333	356,985	358,013	324,463	314,351

Core deposits*	224,372	232,195	224,563	206,950	203,340
Shareholders’ equity	61,027	59,561	64,522	69,154	70,559

Asset Quality

Non-performing assets	$1,755	$941	$909	$1,427	$1,320
Non-performing assets to total assets	0.27%	0.15%	0.14%	0.23%	0.21%
Allowance for loan losses	4,356	4,268	4,207	4,154	4,130
Allowance for loan losses to total loans	1.14%	1.15%	1.15%	1.16%	1.15%
Allowance for loan losses to non-performing loans	248.21%	453.56%	462.82%	291.10%	312.88%
Non-performing loans to total loans	0.46%	0.25%	0.25%	0.40%	0.37%

Capitalization

Shareholders’ equity to total assets	9.35%	9.42%	10.17%	10.96%	11.23%

* Core deposits are defined as total deposits less time deposits